Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-263575 on Form S-3 of our reports dated February 23, 2024, relating to the financial statements of Lazard, Inc. and the effectiveness of Lazard, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Lazard, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Deloitte & Touche LLP
New York, New York
December 5, 2024